                             REDEVELOPMENT CONTRACT

                                       By

                         THE CITY OF ATKINSON, NEBRASKA

                                       and

                               NEDAK ETHANOL, LLC

                                   June , 2007

                                TABLE OF CONTENTS

                                                                            Page

PARTIES........................................................................1
RECITALS.......................................................................1

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         Section 1.01  Terms Defined in this Redevelopment Contract............1
         Section 1.02  Construction and Interpretation.........................3

                                   ARTICLE II
                                 REPRESENTATIONS

         Section 2.01  Representations by City.................................4
         Section 2.02  Representations of Redeveloper..........................5

                                   ARTICLE III
                             OBLIGATIONS OF THE CITY

                                   ARTICLE IV
                           OBLIGATIONS OF REDEVELOPER

                                    ARTICLE V
                  FINANCING REDEVELOPMENT PROJECT; ENCUMBRANCES

         Section 5.01  Financing..............................................12
         Section 5.02  Encumbrances...........................................12

                                   ARTICLE VI
                       DEFAULT, REMEDIES; INDEMNIFICATION

                                   ARTICLE VII
                                  MISCELLANEOUS

Exhibit A  - Description of Redevelopment Area
Exhibit B  - Description of Project
Exhibit C  - TIF Indebtedness
Exhibit D  - Project Costs

                             REDEVELOPMENT CONTRACT

     This  Redevelopment  Contract is made and entered into as of the ___ day of
June,  2007,  by and  between  the City of  Atkinson,  Nebraska,  acting  as the
Community  Development Agency of the City of Atkinson,  Nebraska  ("City"),  and
NEDAK Ethanol, LLC, a Nebraska limited liability company ("Redeveloper").

                              W I T N E S S E T H:

     WHEREAS, the City of Atkinson, Nebraska (the "City"), in furtherance of the purposes  and  pursuant to the  provisions  of Section 2 of Article  VIII of the
Nebraska Constitution and Sections 18-2101 to 18-2154,  Reissue Revised Statutes
of  Nebraska,  1997,  as amended  (collectively  the  "Act"),  and  pursuant  to
Resolution  No. 06-01 of the City dated January 16, 2006, has designated an area in the City as blighted and substandard; and

     WHEREAS,  pursuant to Section  18-2119 of the Act,  the City has  solicited proposals for redevelopment of the blighted and substandard area and Redeveloper submitted a redevelopment contract proposal;

     WHEREAS,  City and  Redeveloper  desire to enter  into  this  Redevelopment
Contract  for  acquisition  and  redevelopment  of a parcel in the  blighted and substandard area;

     NOW,  THEREFORE,  in consideration of the Redevelopment Area and the mutual covenants  and  agreements  herein set  forth,  City and  Redeveloper  do hereby covenant, agree and bind themselves as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.01  Terms Defined in this Redevelopment Contract.

     Unless the context otherwise  requires,  the following terms shall have the following  meanings  for all  purposes  of  this  Redevelopment  Contract,  such definitions  to be equally  applicable to both the singular and plural forms and masculine, feminine and neuter gender of any of the terms defined:

     "Act"  means  Section  2 of  Article  VIII  of the  Nebraska  Constitution,
Sections 18-2101 through 18-2154, Reissue Revised Statutes of Nebraska, 1997, as
amended, and acts amendatory thereof and supplemental thereto.

     "Agency"  means the Community  Development  Agency of the City of Atkinson,
Nebraska.

     "Certificate of Completion"  means a certificate,  executed by a Manager or other duly authorized  officer of Redeveloper,  representing and warranting that the Project is substantially complete.

     "City" means the City of Atkinson, Nebraska.

     "Governing Body" means the Mayor and City Council of the City.

     "Holder" means the holders of TIF Indebtedness issued by the City from time to time outstanding.  "Liquidated Damages Amount" means the amounts to be repaid to City by Redeveloper pursuant to Section 6.02 of this Redevelopment Contract.

     "Project"  means the  improvements  to the  Redevelopment  Area, as further described in Exhibit B attached hereto and incorporated herein by reference and, as used herein, shall include the Redevelopment Area real estate.

     "Project Cost  Certification"  means a statement  prepared and signed by an independent  certified public accountant  verifying the payment of Project Costs identified on Exhibit D.

     "Project  Costs" means only costs or expenses  incurred by  Redeveloper  to acquire,  construct  and equip the Project  pursuant to the Act as identified on
Exhibit D.

     "Redeveloper"  means  NEDAK  Ethanol,  LLC,  a Nebraska  limited  liability company.

     "Redevelopment  Area" means that certain real property situated in the City of  Atkinson,  Holt  County,  Nebraska,  which has been  declared  blighted  and substandard  by the City  pursuant  to the Act,  and which is more  particularly described  on  Exhibit  A  attached  hereto  and  incorporated  herein  by  this reference.

     "Redevelopment Contract" means this redevelopment contract between the City and Redeveloper with respect to the Project.

                                      -2-

     "Redevelopment  Plan" means the  Redevelopment  Plan for the  Redevelopment
Area as set forth in the  Redevelopment  Contract,  prepared  by the  Agency and approved by the City pursuant to the Act, as amended from time to time.

     "Resolution" means the Resolution of the City, as supplemented from time to time, approving this Redevelopment Contract.

     "TIF Indebtedness"  means any bonds, notes, loans, and advances of money or other indebtedness,  including interest and premiums, if any, thereon,  incurred by the City  pursuant  to Article  III hereof and secured in whole or in part by
TIF Revenues.

     "TIF Revenues" means  incremental ad valorem taxes generated by the Project which are  allocated to and paid to the City  pursuant to the Act.

Section 1.02 Construction and Interpretation.

     The  provisions  of this  Redevelopment  Contract  shall be  construed  and interpreted in accordance with the following provisions:

          (a) Wherever in this  Redevelopment  Contract it is provided  that any person  may do or perform  any act or thing the word "may"  shall be deemed permissive  and not  mandatory  and it shall be construed  that such person shall have the right,  but shall not be  obligated,  to do and  perform any such act or thing.

          (b) The phrase "at any time"  shall be  construed  as meaning  "at any time or from time to time."

          (c) The word "including" shall be construed as meaning "Including, but not limited to."

          (d) The words "will" and "shall" shall each be construed as mandatory.

          (e) The words "herein," "hereof," "hereunder," "hereinafter" and words of similar  import  shall  refer to the  Redevelopment  Contract as a whole rather than to any particular paragraph, section or subsection,  unless the context specifically refers thereto.

                                      -3-

          (f) Forms of words in the  singular,  plural,  masculine,  feminine or neuter  shall be  construed  to include  the other forms as the context may require.

          (g) The  captions to the sections of this  Redevelopment  Contract are for  convenience  only  and  shall  not be  deemed  part of the text of the respective  sections and shall not vary by  implication or otherwise any of the provisions hereof.

                                   ARTICLE II
                                REPRESENTATIONS

Section 2.01 Representations by City.

     The City makes the following representations and findings:

          (a) The Agency is a duly  organized  and  validly  existing  community development agency under the Act.

          (b) The  Redevelopment  Plan has been duly approved and adopted by the
     City pursuant to Section 18-2109 through 18-2117 of the Act.

          (c) The  City  has  requested  proposals  for  redevelopment  of   the
     Redevelopment  Area pursuant to section 18-2119 of the Act, and deems it to be in the public  interest and in furtherance of the purposes of the Act to accept the proposal submitted by Redeveloper as specified herein.

          (d) The Redevelopment  Project will achieve the public purposes of the
     Act  by,  among  other  things,  increasing  employment,  improving  public infrastructure, increasing the tax base, and lessening conditions of blight and substandard in the Redevelopment Area.

          (e) (1) The Redevelopment  Plan is feasible and in conformity with the general plan for the  development of the City as a whole and the plan is in conformity with the legislative  declarations and  determinations set forth in the Act, and

               (2) (i) the Project would not be  economically  feasible  without the use of tax-increment financing,

                                      -4-

                    (ii) the Project would not occur in the  Redevelopment  Area without the use of tax-increment financing, and

                    (iii) the costs and benefits of the Project, including costs and  benefits  to  other  affected  political  subdivisions,  the economy of the  community,  and the demand for public and private services have been analyzed by the City and have been found to be in the long-term  best interest of the community  impacted by the
               Project.

          (f) The City has  determined  that the proposed land uses and building requirements  in the  Redevelopment  Area are  designed  with  the  general
     purpose  of  accomplishing,   in  conformance  with  the  general  plan,  a
     coordinated,  adjusted,  and  harmonious  development  of the  City and its environs which will, in accordance  with present and future needs,  promote health, safety,  morals, order,  convenience,  prosperity,  and the general welfare,  as well as efficiency and economy in the process of  development;
     including,  among other things,  adequate provision for traffic,  vehicular parking,  the  promotion  of safety from fire,  panic,  and other  dangers, adequate  provision  for light and air, the  promotion of the healthful and
     convenient   distribution   of   population,   the  provision  of  adequate
     transportation,  water,  sewerage,  and other  public  utilities,  schools,
     parks,   recreational   and   community   facilities,   and  other   public
     requirements,  the promotion of sound design and arrangement,  the wise and efficient expenditure of public funds, and the prevention of the recurrence of insanitary or unsafe dwelling accommodations, or conditions of blight.

Section 2.02 Representations of Redeveloper.

     The Redeveloper makes the following representations:

          (a) The Redeveloper is a Nebraska limited  liability  company,  having the  power to enter  into  this  Redevelopment  Contract  and  perform  all obligations  contained herein and by proper action has been duly authorized to execute and deliver this Redevelopment Contract.

          (b) The execution and delivery of the  Redevelopment  Contract and the consummation of the  transactions  therein  contemplated  will not conflict with or constitute a breach of or default under

                                      -5-

     any  bond,  debenture,  note  or  other  evidence  of  indebtedness  or any contract,  loan  agreement or lease to which  Redeveloper  is a party or by which it is bound,  or result in the  creation or  imposition  of any lien, charge or  encumbrance  of any nature upon any of the property or assets of the Redeveloper contrary to the terms of any instrument or agreement.

          (c) There is no  litigation  pending  or to the best of its  knowledge threatened  against  Redeveloper  affecting  its  ability  to carry out the acquisition,  construction,  equipping and furnishing of the Project or the carrying into effect of this Redevelopment Contract or, except as disclosed in writing to the City,  as to any other matter  materially  affecting  the ability  of  Redeveloper  to perform  its  obligations  hereunder.

          (d)  Any  financial  statements  of the  Redeveloper  or  its  Members delivered  to the City prior to the date hereof are true and correct in all respects and fairly present the financial  condition of the Redeveloper and the  Project as of the dates  thereof;  no  materially  adverse  change has occurred in the financial  condition reflected therein since the respective dates  thereof;  and  no  additional  borrowings  have  been  made  by  the
     Redeveloper  since  the date  thereof  except  in the  ordinary  course  of business,  other  than the  borrowing  contemplated  hereby  or  borrowings disclosed to or approved by the City.

                                  ARTICLE III
                            OBLIGATIONS OF THE CITY

Section 3.01 Division of Taxes.

     In  accordance  with Section  18-2147 of the Act, the City hereby  provides that any ad valorem  tax on real  property in the Project for the benefit of any public body be divided for a period of fifteen years after the effective date of this  provision  as set  forth  in  this  section.  The  effective  date of this provision shall be January 1, 2007.

          (a) That proportion of the ad valorem tax which is produced by levy at the rate fixed each year by or for each public body upon the  Redevelopment
     Project  Valuation  (as defined in the Act)

                                      -6-

     shall  be  paid  into  the  funds  of each  such  public  body in the  same proportion as all other taxes collected by or for the bodies; and

          (b) That  proportion  of the ad valorem  tax on real  property  in the
     Redevelopment Area in excess of such amount, if any, shall be allocated to, is pledged to, and, when collected, paid into a special fund of the City to pay the  principal  of, the interest on, and any premiums due in connection with the  bonds,  loans,  notes or  advances  of money to, or  indebtedness incurred by, whether funded, refunded, assumed, or otherwise, such City for financing or  refinancing,  in whole or in part,  such  Project.  When such bonds, loans, notes, advances of money, or indebtedness, including interest and  premium  due have  been  paid,  the City  shall so notify  the  County
     Assessor and County  Treasurer  and all ad valorem taxes upon real property in such  Project  shall be paid  into the  funds of the  respective  public bodies.

Section 3.02 Issuance of TIF Indebtedness.

     City shall  incur TIF  Indebtedness  in the form and  principal  amount and bearing interest and being subject to such terms and conditions as are specified on the attached Exhibit C. No TIF Indebtedness  will be issued until Redeveloper has (a) acquired fee title to the  Redevelopment  Area;  (b) obtained  financing commitments as described in Section 5.01; (c) obtained  approvals  necessary for construction  of the  Project  from the  Nebraska  Department  of  Environmental
Quality;  and (d) entered into a contract for  construction of the Project.  The
City shall have no  obligation  to find a lender or  investor to acquire the TIF
Indebtedness,  but rather shall issue the TIF Indebtedness to or to the order of
Redeveloper upon payment of the principal  amount thereof.  The City may (but is not obligated  to), from time to time and subject to the  provisions of the Act, issue additional TIF Indebtedness secured by the TIF Revenues for the purpose of funding  additional Project Costs, if projected TIF Revenues are projected to be sufficient to pay principal and interest on such additional TIF Indebtedness.

                                      -7-

Section 3.03 Pledge of TIF Revenues.

     The  City  hereby  pledges  the  TIF  Revenues  as  security  for  the  TIF
Indebtedness.

Section 3.04 Grant of Proceeds of TIF Indebtedness.

     The City will grant to  Redeveloper  the  proceeds of the TIF  Indebtedness incurred as described on Exhibit C. An amount equal to interest  payable on such
TIF Indebtedness  prior to projected  receipt of TIF Revenues may be retained by any  underwriter,  placement  agent, or bank and applied for such purpose or, at the option of any such  underwriter,  placement  agent, or bank,  deposited in a reserve fund of Redeveloper to be applied for such purpose.

     Notwithstanding the foregoing, the amount of the grant shall not exceed the amount of Project Costs  certified  pursuant to Section 4.02. The grant shall be paid to the  Redeveloper  upon receipt of  requisitions  for Project Costs which include  supporting  documentation  requested by City and shall, if requested by
Redeveloper, be made in one or more advances.

Section 3.05 Creation of Fund.

     The City will create a special  fund to collect and hold the TIF  Revenues.
Such  special  fund  shall  be  used  for no  purpose  other  than  to  pay  TIF
Indebtedness issued pursuant to Sections 3.02 and 3.03 above.

                                   ARTICLE IV
                           OBLIGATIONS OF REDEVELOPER

Section 4.01 Construction of Project; Insurance.

     (a)  Redeveloper  will  complete the Project and install all  improvements, buildings, fixtures, equipment and furnishings necessary to operate the Project.
Redeveloper shall be solely  responsible for obtaining all permits and approvals necessary to acquire,  construct and equip the Project. The City agrees, subject to its  governing  ordinances,  to  approve a use permit  for  construction  and operation of the Project.  Until construction of the Project has been completed,
Redeveloper  shall  make  reports  in such  detail  and at such  times as may be reasonably  requested by the City as to the actual progress of Redeveloper  with respect  to  construction  of the  Project.  Promptly  after  completion  by the
Redeveloper  of the  Project,  the  Redeveloper

                                      -8-

shall furnish to the City a Certificate of Completion.  The certification by the
Redeveloper  shall  be  a  conclusive   determination  of  satisfaction  of  the
agreements  and  covenants in this  Redevelopment  Contract  with respect to the obligations  of  Redeveloper  and its  successors  and assigns to construct  the
Project. As used herein, the term "completion" shall mean substantial completion of the Project.

     (b) Any general  contractor  chosen by the  Redeveloper or the  Redeveloper itself  shall be  required  to  obtain  and keep in  force  at all  times  until completion  of  construction,  policies  of  insurance  including  coverage  for contractors'  general  liability  and completed  operations  and a penal bond as required by the Act. The City and the  Redeveloper  shall be named as additional insureds. Any contractor chosen by the Redeveloper or the Redeveloper itself, as an owner, shall be required to purchase and maintain property insurance upon the
Project to the full insurable value thereof. This insurance shall insure against the perils of fire and extended  coverage and shall include "All Risk" insurance for physical loss or damage. The contractor or the Redeveloper,  as the case may be, shall furnish the City with a Certificate of Insurance  evidencing  policies as required above.  Such certificates  shall state that the insurance  companies shall  give the City prior  written  notice in the event of  cancellation  of or material change in any of the policies.

Section 4.02 Cost Certification.

     Redeveloper  shall submit to City a  certification  of Project Costs, on or before the date of submission of the  Certificate of  Completion,  prepared by a certified public  accountant  acceptable to City, which shall contain detail and documentation  showing the payment of Project  Costs  specified  on the attached
Exhibit D in an amount at least  equal to the grant to  Redeveloper  pursuant to
Section 3.05.

Section 4.03 Redeveloper to Operate Project.

     Redeveloper  will  operate  the Project for not less than 15 years from the effective date of the provision  specified in Section 3.01 of this Redevelopment
Contract.  Redeveloper  shall be relieved of this  obligation  should it pay the
Liquidated Damages Amount as set forth in Section 6.02.

                                      -9-

Section 4.04 City Costs.

     Redeveloper  shall  reimburse  the City,  on the date of closing of the TIF
Indebtedness  for legal fees and costs then due,  and again upon the issuance of
TIF  Indebtedness,  for legal fees and costs  incurred by the City in connection with this Redevelopment Contract.

Section 4.05 No Discrimination.

     Redeveloper  agrees and covenants for itself,  its  successors  and assigns that as long as any TIF  Indebtedness is outstanding,  it will not  discriminate against any person or group of persons on account of race, sex, color, religion, national  origin,  ancestry,  disability,  marital  status or  receipt of public assistance  in  connection  with the  Project.  Redeveloper,  for itself and its successors  and  assigns,  agrees that during the  construction  of the Project,
Redeveloper  will  not  discriminate  against  any  employee  or  applicant  for employment because of race,  religion,  sex, color,  national origin,  ancestry, disability,  marital status or receipt of public  assistance.  Redeveloper  will comply with all applicable federal, state and local laws related to the Project.

Section 4.06 Pay Real Estate Taxes.

     Redeveloper  intends to create a taxable  real  property  valuation  of the
Redevelopment Area and Project of Twenty-Five  Million Dollars  ($25,000,000) no
later than as of January 1, 2008 and Fifty-One Million Dollars  ($51,000,000) no
later than as of January 1, 2009. During the period that any TIF Indebtedness is outstanding,  Redeveloper will (1) not protest a real estate property  valuation on the  Redevelopment  Area of Fifty-One  Million Dollars  ($51,000,000) or less after substantial completion or occupancy; (2) not convey the Redevelopment Area or  structures  thereon to any entity  which would be exempt from the payment of real estate taxes or cause the  nonpayment  of such real estate  taxes;  and (3)
cause all real estate taxes and assessments levied on the Redevelopment Area and
Project to be paid prior to the time such become delinquent during the term that any Bonds are outstanding.

                                      -10-

Section 4.07 Payment in Lieu of Taxes.

     Redeveloper  agrees to make  payments  in lieu of taxes,  immediately  upon receipt of notice from City, if for any reason at any time TIF Revenues received by the  City  are  not  sufficient  to pay  principal  and  interest  on the TIF
Indebtedness when due. This payment in lieu of tax obligation may be represented by a note or other evidence of indebtedness.

Section 4.08 No Assignment or Conveyance.

     Redeveloper shall not convey,  assign or transfer the  Redevelopment  Area, the Project or any  interest  therein  prior to the  termination  of the 15 year period  commencing  on the  effective  date  specified  in Section  3.01 hereof, without  the prior  written  consent of the City,  which the City shall grant or deny within  fifteen (15) days of receipt of written  request from  Redeveloper, which consent shall not be  unreasonably  withheld,  and which the City may make subject  to any  terms  or  conditions  it  deems  appropriate,  except  for the following conveyances, which shall be permitted without consent of City:

          (a)  any   conveyance  as  security  for   indebtedness   incurred  by
     Redeveloper  for Project Costs or any subsequent  physical  improvements to the Redevelopment  Area, provided that any such conveyance shall be subject to the  obligations  of the  Redeveloper  pursuant  to  this  Redevelopment
     Contract;

          (b) any conveyance to any person or entity which owns more than 50% of
     the  voting  equity   interests  of  Redeveloper   (if   Redeveloper  is  a
     corporation,  partnership,  limited  liability  company or other entity) or with respect to which  Redeveloper  owns more than 50% of the voting equity interests,  provided that any such successor owner of the Project agrees to assume all  obligations  of the  Redeveloper  and be bound by all terms and conditions of this Redevelopment Contract;

          (c) if Redeveloper is a corporation,  partnership or limited liability company, any merger, consolidation,  split off, split-up, spin off or other reorganization of Redeveloper which does not result in a substantial change of  control  or  management  of the  Redeveloper,  provided  that  any such successor

                                      -11-

     owner of the Project agrees to assume all  obligations  of the  Redeveloper and be bound by all terms and conditions of this Redevelopment Contract.

                                   ARTICLE V
                 FINANCING REDEVELOPMENT PROJECT; ENCUMBRANCES

Section 5.01 Financing.

     Redeveloper shall pay all Project Costs and any and all other costs related to the  Redevelopment  Area and the  Project  which are in excess of the amounts paid from the proceeds of the TIF Indebtedness granted to Redeveloper.  Prior to issuance of the TIF  Indebtedness,  Redeveloper shall provide City with evidence satisfactory  to  the  City  that  private  funds  have  been  committed  to the
Redevelopment  Project in  amounts  sufficient  to  complete  the  Redevelopment
Project.  Redeveloper shall timely pay all costs,  expenses,  fees,  charges and other amounts associated with the Project.

Section 5.02 Encumbrances.

     Redeveloper  shall not  create any lien,  encumbrance  or  mortgage  on the
Project or the Redevelopment  Area without the prior written consent of the City except encumbrances which secure indebtedness incurred to acquire, construct and equip the Project or for any other physical  improvements  to the  Redevelopment
Area.

                                   ARTICLE VI
                       DEFAULT, REMEDIES; INDEMNIFICATION

Section 6.01 General Remedies of City and Redeveloper.

     Subject to the further  provisions  of this Article VI, in the event of any failure to perform or breach of this Redevelopment  Contract or any of its terms or conditions,  by any party hereto or any successor to such party,  such party, or successor,  shall, upon written notice from the other, proceed immediately to commence  such  actions as may be  reasonably  designed  to cure or remedy  such failure to perform or breach which cure or remedy shall be accomplished within a reasonable  time by the  diligent  pursuit of  corrective  action.  In case such action is not taken, or diligently  pursued, or the failure to perform or breach shall not be cured or remedied  within a  reasonable  time,  this  Redevelopment
Contract  shall  be in  default  and the  aggrieved  party

                                      -12-

may institute  such  proceedings as may be necessary or desirable to enforce its rights  under  this  Redevelopment  Contract,  including,  but not  limited  to, proceedings to compel specific performance by the party failing to perform or in breach of its obligations.

Section 6.02 Additional Remedies of City.

     In the event that:

          (a) The  Redeveloper,  or  successor  in  interest,  fails to commence construction  of the Project  (which,  for purposes of this paragraph shall mean  expenditure  (or binding  commitments  to incur  expenditures)  of an amount equal to at least ten percent (10%) of the total  projected  cost of the Project) by July 1, 2007;

          (b) The Redeveloper,  or successor in interest, shall fail to complete the  construction  of the  Project on or before  January 1, 2009,  or shall abandon construction work for any period of 90 days;

          (c) The Redeveloper,  or successor in interest, shall fail to pay real estate taxes or assessments on the  Redevelopment  Area or any part thereof or payments in lieu of taxes pursuant to Section 4.07 when due; or

          (d) There is,  in  violation  of  Section  4.08 of this  Redevelopment
     Contract,  and such failure or action by the Redeveloper has not been cured within 30 days  following  written notice from City,  then the  Redeveloper shall be in default of this  Redevelopment  Contract.

     In the event of such  failure to perform,  breach or default  occurs and is not cured in the period  herein  provided,  the  parties  agree that the damages caused to the City would be  difficult to determine  with  certainty  and that a reasonable  estimation  of the amount of damages  that could be  incurred is the
amount  of  the  grant  to   Redeveloper   pursuant  to  Section  3.04  of  this
Redevelopment  Contract,  less any reductions in the principal amount of the TIF
Indebtedness,  plus interest on such amounts as provided herein (the "Liquidated
Damages Amount").  The Liquidated Damages Amount shall be paid by Redeveloper to
City within 30 days of demand from City.

                                      -13-

     Interest shall accrue on the  Liquidated  Damages Amount at the rate of one percent  (1%) over the prime rate as  published  and modified in the Wall Street
Journal from time to time and  interest  shall  commence  from the date that the
City gives notice to the Redeveloper demanding payment.

     Payment of the Liquidated  Damages Amount shall not relieve  Redeveloper of its  obligation to pay real estate taxes or  assessments  or payments in lieu of taxes with respect to the Project.

Section 6.03 Remedies in the Event of Other Redeveloper Defaults.

     In the event the Redeveloper  fails to perform any other provisions of this
Redevelopment  Contract  (other  than those  specific  provisions  contained  in
Section 6.02),  the Redeveloper  shall be in default.  In such an instance,  the
City may seek to enforce  the terms of this  Redevelopment  Contract or exercise any other  remedies  that may be provided in this  Redevelopment  Contract or by applicable  law;  provided,  however,  that the default  covered by this Section
shall  not  give  rise  to  a  right  or  rescission  or   termination  of  this
Redevelopment  Contract,  and shall not be  covered  by the  Liquidated  Damages
Amount.

Section 6.04 Forced Delay Beyond Party's Control.

     For the purposes of any of the provisions of this  Redevelopment  Contract, neither the City nor the  Redeveloper,  as the case may be, nor any successor in interest,  shall be considered in breach of or default in its  obligations  with respect  to  the  conveyance  or  preparation  of  the  Redevelopment  Area  for redevelopment,  or the beginning and completion of  construction of the Project, or progress in respect thereto,  in the event of forced delay in the performance of such obligations due to  unforeseeable  causes beyond its control and without its fault or  negligence,  including,  but not restricted to, acts of God, or of the  public  enemy,  acts of the  Government,  acts of the other  party,  fires, floods,  epidemics,  quarantine  restrictions,  strikes,  freight embargoes, and unusually  severe  weather or delays in  subcontractors  due to such causes;  it being  the  purpose  and  intent  of this  provision  that in the  event  of the occurrence of any such forced delay,  the time or times for  performance  of the obligations of the City or of the  Redeveloper  with respect to  construction of the Project,  as the case may be, shall be extended for the period of the forced delay:  Provided,  that the party seeking the benefit of the  provisions of this section  shall,  within  thirty (30) days after the beginning of any such forced delay, have first

                                      -14-

notified the other party thereof in writing,  and of the cause or causes thereof and requested an extension for the period of the forced delay.

Section 6.05 Limitation of Liability; Indemnification.

     Notwithstanding  anything in this Article VI or this Redevelopment Contract to the contrary,  neither the City, nor their  officers,  directors,  employees, agents or their governing bodies shall have any pecuniary obligation or monetary liability  under this  Redevelopment  Contract.  The sole obligation of the City under this Redevelopment  Contract shall be the issuance of the TIF Indebtedness
and  granting  of  a  portion  of  the  proceeds  thereof  to  Redeveloper,   as
specifically  set forth in Sections 3.02 and 3.04. The obligation of the City on any TIF  Indebtedness  shall be limited  solely to the TIF  Revenues  pledged as security for such TIF Indebtedness.  Specifically,  but without limitation, City shall not be liable for any costs, liabilities, actions, demands, or damages for failure  of  any  representations,  warranties  or  obligations  hereunder.  The
Redeveloper  releases  the City from,  agrees  that the City shall not be liable for, and agrees to indemnify  and hold the City  harmless from any liability for any loss or damage to  property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project.

     The  Redeveloper  will  indemnify  and  hold  each of the  City  and  their directors, officers, agents, employees and member of their governing bodies free and harmless from any loss, claim,  damage,  demand,  tax,  penalty,  liability, disbursement,  expense,  including  litigation  expenses,  attorneys'  fees  and expenses, or court costs arising out of any damage or injury, actual or claimed, of whatsoever kind or character,  to property (including loss of use thereof) or persons, occurring or allegedly occurring in, on or about the Project during the term of this Redevelopment  Contract or arising out of any action or inaction of
Redeveloper,  whether or not related to the Project, or resulting from or in any way connected with specified events, including the management of the Project, or in any way  related to the  enforcement  of this  Redevelopment  Contract or any other cause pertaining to the Project.

                                      -15-

                                   ARTICLE VII
                                 MISCELLANEOUS

Section 7.01 Notice Recording.

     This  Redevelopment  Contract or a notice memorandum of this  Redevelopment
Contract  shall be  recorded  with the  County  Register  of Deeds in which  the
Redevelopment Area is located.

Section 7.02 Governing Law.

     This  Redevelopment  Contract shall be governed by the laws of the State of
Nebraska, including but not limited to the Act.

Section 7.03 Binding Effect; Amendment.

     This  Redevelopment  Contract  shall be binding on the  parties  hereto and their respective successors and assigns.  This Redevelopment  Contract shall run with the  Redevelopment  Area. The  Redevelopment  Contract shall not be amended except by a writing signed by the party to be bound.

Section 7.04 Electric Revenue Matters.

     Redeveloper  and City  hereby  revokes,  terminates,  and voids any and all actions relating to electric revenues taken by City at City's March 22, 2006 and
September 5, 2006 meetings.  Redeveloper hereby gives up, terminates,  abandons, releases,  relinquishes  remits,  and lays aside any and all rights to  electric revenue rents, franchises, fees, money, taxes, or otherwise, if any, it may have received  from City at its March 22, 2006 and  September  5, 2006  meetings.  In partial consideration for the Grant of Proceeds of TIF Indebtedness, Redeveloper
releases any claims it has or may have to the  aforementioned  electric  revenue rents,  franchises,  fees,  monies,  or taxes  pursuant to Section  7.05 of this
Redevelopment Contract.

Section 7.05 Release of Electric Revenue Claim(s).

     Redeveloper specifically releases, waives, and forever discharges City, its successors  in  interest,  its  past,  present  and  future  assigns,  officers, directors, subsidiaries, affiliates, insurers and underwriters, from any and all claims (whether past or present),  demands,  actions,  liabilities and causes of actions,  of every kind and character,  whether asserted or unasserted,  whether known or  unknown,  suspected  or  unsuspected,  in law or in

                                      -16-

equity, for or by reason of any matter,  cause or thing whatsoever,  arising out of the City's  actions  relating to  Redeveloper  and  electric  revenues at the
City's meetings on March 22, 2006 and September 5, 2006.

               [Remainder of this page intentionally left blank.]

                                      -17-

     IN WITNESS  WHEREOF,  City and Redeveloper  have signed this  Redevelopment
Contract as of the date and year first above written.

                                       CITY OF ATKINSON, NEBRASKA
ATTEST:

  /s/ Nancy Kopejtka                   By:  /s/ Sharon Wenner
----------------------                     --------------------------
City Clerk.                                 Mayor

STATE OF NEBRASKA          )
                           ) ss.
COUNTY OF HOLT             )

     The foregoing instrument was acknowledged before me this _____ day of June,
2007,  by Sharon  Wenner and Nancy  Kopejtka,  Mayor of the City and City Clerk,
respectively, of the City of Atkinson, Nebraska, on behalf of the City.

         ( S  E  A  L )
                                       -----------------------------------------
                                       Notary Public

                                      -18-

                                       NEDAK ETHANOL, LLC

                                       By:  /s/ Jerome Fagerland
                                           -------------------------------------
                                            Manager

STATE OF NEBRASKA          )
                           ) ss.
COUNTY OF HOLT             )

     The  foregoing  instrument  was  acknowledged  before me this  _____ day of
_______________, 2007, by ___________________, Manager of NEDAK Ethanol, LLC, on
behalf of the limited liability company.

         ( S  E  A  L )
                                       -----------------------------------------
                                       Notary Public

                                      -19-

                                    EXHIBIT A

                        DESCRIPTION OF REDEVELOPMENT AREA

Commencing at the northwest  corner of Section 4, T29N,  R14W of the 6th P.M. in
Holt  County,  Nebraska;  thence  easterly on the north line of said  Section 4,
53.69 feet, to the point of beginning; thence easterly on said north line, 30.27 feet, to the easterly  right-of-way  line of State Highway #11; thence southerly on said east  right-of-way  line,  to a point 33 feet south of the north line of said NW 1/4;  thence  easterly on said south line,  to a point 33 feet south and
35.05  feet west of the  northwest  corner of the NE 1/4 of  Section  4;  thence southerly  on a line  35.05 feet west of the west line of said NE 1/4 of Section
4, 1,113.62 feet; thence  southeasterly,  1,747.67 feet; thence northerly 271.03 feet;  thence easterly 539.97 feet;  thence northerly 635.59 feet, to a point on the southwesterly  right-of-way line of the Cowboy Trail;  thence  northeasterly along said Cowboy Trail, 732.85 feet; thence  southwesterly and perpendicular to said Cowboy  Trail,  200.00 feet;  thence  northwesterly  and parallel with said
Cowboy Trail, 200.00 feet; thence northeasterly and perpendicular to said Cowboy
Trail, 200.00 feet, to said Cowboy Trail; thence westerly, 1,073.08 feet; thence northerly  743.67  feet,  to a point 33 feet east and 33 feet south of the N 1/4 corner of said Section 4; thence  easterly  and parallel  with the north line of said Section 4, to the  southwesterly  right-of-way  line of said Cowboy  Trail;
thence  northwesterly  along said Cowboy Trail, to a point 33 feet north of said north line of Section 4; thence westerly to the east  right-of-way line of State
Highway #11; thence southerly along said east right-of-way line of State Highway
#11, 33 feet, to the point of beginning.

                                      A-1

                                    EXHIBIT B

                             DESCRIPTION OF PROJECT

An ethanol  production  facility,  including all necessary  receiving,  storage, processing, pollution control, waste handling, and shipping buildings, equipment and furnishings  and ancillary  facilities  sufficient to produce,  from corn or other feed stock, approximately 44 million gallons of ethanol annually.

                                      B-1

                                    EXHIBIT C

                                TIF INDEBTEDNESS

1. Principal Amount:   Series A: The maximum amount,  which, together with interest accruing  thereon,  can be fully  amortized  by December 31,
                       2021,  solely  from  projected  TIF  Revenues  based  on the current  aggregate  ad valorem tax rate  (together  with the
                       City's ad valorem tax rate) applicable to the  Redevelopment
                       Area times an assumed project valuation of $51,000,000 and a debt service coverage ratio of 1.20.

                       Series B: The remaining  amount which can be fully amortized based  on the  assumptions  with  respect  to the  Series  A indebtedness  but without  assuming a debt service  coverage ratio.

2.   Payments:         Semi-annually  or more  frequent,  with  interest only until
                       2009, in substantially equal amounts sufficient to fully pay the TIF Indebtedness in full on or before December 31, 2021.

3.   Interest Rate:    To be determined by Redeveloper.

4.   Maturity Date:    On or before December 31, 2021.

                                      C-1

                                    EXHIBIT D

                                  PROJECT COSTS

     All Project Costs payable from the proceeds of TIF Indebtedness pursuant to the Act including:

     1.   Redevelopment Area Acquisition cost

     2.   Site work and site preparation

     3.   Utility  extensions,  installation of gas, water, sewer and electrical lines and equipment

     4.   Construction of roadways and rail service lines

     5.   Pollution control equipment

                                      D-1